Exhibit 99.1

THE MANITOWOC COMPANY, INC.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

The following Amended and Restated Articles of Incorporation duly adopted pursuant to the authority and provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes (the “WBCL”), supersede and take the place of the heretofore existing Amended and Restated Articles of Incorporation and all amendments thereto and are hereby dated and effective as of the 31st day of August, 2007.

ARTICLE I

Name

Section 1.1.           Name.

The name of the corporation is THE MANITOWOC COMPANY, INC.

ARTICLE II

Purposes

Section 2.1.           Purposes.

The purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

ARTICLE III

Pre-emptive Rights

Section 3.1.           Pre-emptive Rights.

No shareholder of the corporation shall have any pre-emptive right to subscribe for or purchase stock issued from time to time by the corporation.

ARTICLE IV

Directors

Section 4.1.           Directors.

The number of directors shall be fixed from time to time by the By-Laws of the corporation, but shall not be less than five (5).  The By-Laws of the corporation may provide that, in lieu of electing the whole number of directors annually, the directors may be divided into either two (2) or three (3) classes, the terms of office of such directors to be as provided in Section 180.0806 of the Wisconsin Statutes.

Section 4.2.           Removal of Directors.

A director may be removed from office by affirmative vote of two-thirds (2/3) of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose, and any vacancy so created may be filled by such shareholders.

Section 4.3.           Committees of Directors.

The Board of Directors may, by majority vote of all of its members, designate one or more committees, each to consist of three (3) or more directors elected to the committee by the Board, which may exercise the powers of the Board when the latter is not in session, in the management of the business of the corporation or any of its divisions, but not as to declaration of dividends, election of officers, or the filling of vacancies on the Board or on any of such committees.

Section 4.4.           Indemnification.

The corporation may indemnify any of its directors and officers, or persons serving at its request as directors or officers of another corporation in which it owns capital stock or of which it is a creditor, within the limitations prescribed by law.

ARTICLE V

Acquisition and Transfer of Shares

Section 5.1.           Acquisition of Shares by the Corporation.

The corporation is authorized by action of the Board of Directors without consent of shareholders to purchase, take, receive, or otherwise acquire shares of the corporation subject to the provisions of Section 180.0631 of the Wisconsin Statutes.

Section 5.2.           Acquisition and Transfer of Shares by Certain Shareholders.

The Board of Directors shall have the authority, in its discretion, to deny transfer of any shares presented to the corporation or any transfer agent for transfer until the corporation shall have received evidence satisfactory to the Board of Directors that such transfer is not in violation of any applicable law regulating the transfer or acquisition of shares, including, without limitation, Section 180.0627 of the Wisconsin Statutes as the same may be amended or succeeded from time to time hereafter.  If at any time within two (2) years after the date of transfer of shares which has been recorded on the stock records of the corporation it shall reasonably appear to the Board of Directors that such transfer has taken place in violation of Section 180.0627 of the Wisconsin Statutes, and that the acquiring person is still the beneficial owner of such shares, the Secretary shall provide written notice of such fact to such acquiring person, and thenceforward such shares shall not be entitled to vote on any matter presented to the shareholders and shall not be treated as outstanding for purposes of determining the existence of a quorum at any annual or special meeting of shareholders, nor shall any dividends or other distributions of cash, property, or securities be paid with respect to such shares, until one of the following has occurred:

(a)                                  The Secretary shall have received evidence satisfactory to the Board of Directors that such transfer did not violate Section 180.0627 of the Wisconsin Statutes; or

(b)                                 Such shares shall have been transferred to another person in a transaction which is not in violation of Section 180.0627 of the Wisconsin Statutes.

Any dividends which may be withheld from any shareholder of record by reason of this Section 5.2. shall be paid (without interest) to the record holder of such shares immediately after the occurrence of (a) or (b), above.

ARTICLE VI

Distributions

Section 6.1.           Distributions.

The Board of Directors may from time to time distribute to shareholders in partial liquidation out of stated capital or net capital surplus of the corporation, a portion of its assets, in cash or property.

ARTICLE VII

Registered Office; Registered Agent.

Section 7.1.           Registered Office; Registered Agent.

The address of the registered office of the corporation is 8025 Excelsior Drive, Suite 200, Madison, WI  53717, and the registered agent at the registered office of the corporation is C T Corporation System.

ARTICLE VIII

Capital Stock

Section 8.1.           Number of Shares and Classes.

The aggregate number of shares which the corporation has authority to issue is 303,500,000, divided into the following classes:

8.1.1.                  300,000,000 shares of Common Stock of the par value of $0.01 per share.

8.1.2.                  3,500,000 shares of Preferred Stock of the par value of $0.01 per share.

Section 8.2.           Directors’ Authority to Establish Series of Preferred Stock.

The Board of Directors is authorized to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of each series.  Each series shall be so designated by the Board of Directors as to distinguish the shares thereof from the shares of all other series.  All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which the Board of Directors may establish variations between different series not inconsistent with the provisions of these Articles:

(a)                                  The rate of dividend;

(b)                                 The price at and the terms and conditions on which shares may be redeemed;

(c)                                  The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)                                 Sinking fund provisions for the redemption or purchase of shares;

(e)                                  The terms and conditions on which shares may be converted into Common Stock, if the shares of any series are issued with the privilege of conversion;

(f)                                    Voting rights, if any.

Section 8.3.           Dividends and Distributions.

The holders of Preferred Stock of all series shall be entitled to receive dividends at such rates, upon such conditions, and at such times as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance thereof.  All dividends on Preferred Stock shall be without priority as between series, shall be paid out of net earnings or any surplus properly applicable to the payment of dividends, and shall be paid or set apart before any dividends or other distributions shall be paid or set apart for Common Stock; provided, however, that dividends may be declared and paid on Common Stock in Common Stock prior to dividends on the Preferred Stock being paid or set apart.  Any dividends paid upon the Preferred Stock in an amount less than full cumulative dividends accrued and in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be distributed among the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends were declared and paid thereon.  The dividends on the Preferred Stock shall be cumulative, so that if at any time the full amount of dividends accrued and in arrears on the Preferred Stock shall not be paid, the deficiency shall be payable before any dividends or other distributions shall be paid or set apart on Common Stock (other than a distribution payable on shares of Common Stock), and before any sums shall be paid or set apart for the redemption of less than all of the Preferred Stock then outstanding.  Dividends on Preferred Stock shall accrue from date of issue.  Whenever all dividends accrued and in arrears on Preferred Stock shall have been declared and shall have been paid or set apart, the Board of Directors may declare dividends on Common Stock out of the remaining net profits of the corporation, or out of surplus applicable to the payment of such dividends.

Section 8.4.           Liquidation Rights.

In the event of the voluntary liquidation or winding up of the corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the corporation in full the fixed voluntary liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, before any amount shall be paid to the holders of Common Stock.  In the event of the involuntary liquidation of the corporation, the holders of the Preferred Stock shall be entitled to receive out of the assets of the corporation in full the fixed involuntary liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, before any amount shall be paid to the holders of Common Stock.  If, upon the voluntary or involuntary liquidation or winding up of the corporation, the assets of the corporation shall be insufficient to pay the holders of all of the Preferred Stock the entire amounts to which they may be entitled, the assets of the corporation shall, if more than one series be outstanding, be distributed among the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if sufficient assets were available.  The holders of Preferred Stock shall not otherwise be entitled to participate in any distribution of assets of the corporation, which shall be divided or distributed among the holders of Common Stock.  No consolidation or merger of the corporation with or into another corporation or corporations and no sale by the corporation of all or substantially all of its assets shall be deemed a liquidation or winding up of the corporation.

Section 8.5.           Voting Rights of Preferred Stock.

The holders of Preferred Stock shall have only such voting rights as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance thereof, except to the extent that such limitation may be inconsistent with the provisions of the Wisconsin Business Corporation Law.

ARTICLE IX

Amendments

Section 9.1.           Amendments

These Amended and Restated Articles of Incorporation may be amended in the manner authorized by law at the time of the amendment.

*  *  *  *  *

The undersigned officer of The Manitowoc Company, Inc. hereby certifies that the foregoing Amended and Restated Articles of Incorporation of said corporation contain amendments to the Articles of Incorporation not requiring shareholder approval that were duly adopted by the Board of Directors of the corporation on July 26, 2007, in accordance with Section 180.1002 of the WBCL.

Executed on behalf of the corporation this 31st day of July, 2007, to be filed effective August 31, 2007.

/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel
Secretary

This document was drafted by:

Andrew D. Ketter

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, Wisconsin  53202-4497